Exhibit 10.2

AMENDED AND RESTATED GUARANTY AND SECURITY AGREEMENT

dated as of May 2, 2018

by and among

AERIE PHARMACEUTICALS, INC., a Delaware corporation,

as Borrower,

the other Grantors and Guarantors party hereto from time to time

and

Deerfield Private Design Fund III, L.P.,

as agent for itself and the Lenders

AMENDED AND RESTATED

GUARANTY AND SECURITY AGREEMENT

AMENDED AND RESTATED GUARANTY AND SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of May 2, 2019 by and among AERIE PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), AERIE DISTRIBUTION, INC., a Delaware corporation (“Aerie Distribution”), each other Person who becomes a party hereto pursuant to Section 8.15 (together with Borrower and Aerie Distribution, the “Grantors” and each, a “Grantor”), each other Person signatory hereto as a “Guarantor” (as defined below) and Deerfield Private Design Fund III, L.P., as Agent.

RECITALS

A. Borrower, Aerie Distribution and Agent previously entered into a certain Guaranty and Security Agreement dated as of July 23, 2018 (as amended, restated, supplemented and otherwise modified from time to time prior to the effectiveness of the Credit Agreement (defined below), the “Existing Guaranty and Security Agreement”). Pursuant to the Existing Guaranty and Security Agreement, Borrower and Aerie Distribution, among other things, previously (i) agreed to jointly and severally guaranty the Guarantor Obligations (as defined therein) and (ii) pledged and granted unto Agent, for the benefit of the Secured Parties, security interests and liens in the collateral described therein, in order to secure the Secured Obligations (as defined therein).

B. The Existing Guaranty and Security Agreement was entered into in connection with the Prior Credit Agreement (as defined in the Credit Agreement). The Prior Credit Agreement, among other things and in addition to the other Loan Documents (as defined in the Prior Credit Agreement, such documents are referred to herein as the “Existing Loan Documents”), prior to the time of the effectiveness of the Credit Agreement, evidences and governs certain Loans and Obligations (as both such terms are defined in the Prior Credit Agreement).

C. Borrower, Aerie Distribution, Agent and the Lenders have agreed to certain amendments, restatements, amendments and restatements, supplements and other modifications to the terms of the Existing Loan Documents, and in connection therewith, such Persons have amended and restated the Prior Credit Agreement in its entirety pursuant to the terms of the Credit Agreement.

D. Each Grantor will (a) derive substantial direct and indirect benefits from (i) the making of the extensions of credit under the Credit Agreement, and (ii) the amendments, restatements, amendments and restatements, supplements and modifications to the Existing Loan Documents and (b) continue to derive substantial direct and indirect benefits from any prior extensions of credit and any outstanding Obligations (as defined in the Prior Credit Agreement) under the Prior Credit Agreement (which continue as Obligations under the Credit Agreement and the other Loan Documents).

E. As a further condition to Agent and the Lenders agreeing to the amendments, restatements, amendments and restatements, supplements and modifications to the Existing Loan Documents, and continuing to provide Subsequent Disbursement Commitments and extend credit and other Obligations under the Existing Loan Documents, as amended, amended and restated, supplemented and otherwise modified pursuant to the Loan Documents, Agent and the Lenders are requiring that the parties hereto enter into this Agreement, and thereby amend and restate the Existing Guaranty and Security Agreement in its entirety as set forth herein.

In consideration of the premises and to induce the Lenders and Agent to enter into the Credit Agreement and the Loan Documents (including the amendments, restatements, amendments and restatements, supplements and modifications to the Existing Loan Documents) and to induce the Lenders to continue to provide Subsequent Disbursement Commitments and make their respective Loans and other extensions of credit to Borrower thereunder, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby amend and restate the Existing Guaranty and Security Agreement in its entirety as set forth herein, and hereby covenant and agree as follows:

SECTION 1 DEFINITIONS.

1.1 Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “accounts”, “account debtor”, “as-extracted collateral”, “certificated security”, “chattel paper”, “commercial tort claims”, “commodity contract”, “documents”, “electronic chattel paper”, “equipment”, “farm products”, “fixture”, “general intangibles”, “goods”, “health care insurance receivables”, “instruments”, “inventory”, “leases”, “letter-of-credit rights”, “money”, “payment intangibles”, “product”, “record”, “security”, “supporting obligations”, and “tangible chattel paper”.

1.2 Whenever used in this Agreement, the Exhibits or the Schedules attached hereto, the following terms have the following meanings:

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Borrower Obligations” means all Obligations of Borrower.

“Collateral” means all of Grantors’ assets, whether now owned or hereafter created, acquired or arising, including without limitation, all of Grantors’ right, title and interest in and to the following:

(a) all goods, accounts (including health care insurance receivables), equipment, inventory, contract rights or rights to payment of money, leases, license agreements and other licenses, franchise agreements, general intangibles, commercial tort claims (including any Identified Claims), documents, instruments (including any promissory notes) (and any distribution of property made on, in respect of or in exchange for such instruments from time to time), chattel paper (whether tangible chattel paper or electronic), cash, cash equivalents, Deposit Accounts, Intellectual Property, Securities Accounts, fixtures, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), securities, all other Pledged Collateral and Pledged Investment Property (including any distribution of property made on, in respect of or in exchange for such Pledged Collateral and/or Pledged Investment Property from time to time) and all supporting obligations related to any of the foregoing, and financial assets, wherever located;

(b) all books and records relating to any of the foregoing;

(c) all property of any Grantor held by any Secured Party, including all property of every description, in the custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including but not limited to cash; and

(d) any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof. Notwithstanding the foregoing, “Collateral” shall not include Excluded Property; provided, however, that if and when any assets cease to be Excluded Property, the term “Collateral” immediately and automatically shall include such assets and a Lien on and security interest in such assets immediately and automatically shall be deemed granted therein pursuant to Section 3.1 hereof.

“Credit Agreement” means the Amended and Restated Credit Agreement of even date herewith by and among Borrower, the other Loan Parties party thereto from time to time, Agent and the Lenders party thereto from time to time, as amended, supplemented, restated or otherwise modified from time to time.

“Excluded Property” means, collectively, (a) any permit, license or agreement entered into by any Grantor (i) to the extent that any such permit, license or agreement or any Applicable Law prohibits the creation of a Lien thereon, but only to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Applicable Law, (ii) which would be abandoned, invalidated or unenforceable as a result of the creation of a Lien thereon or (iii) to the extent that the creation of a Lien thereon would result in right of termination in favor of any party thereto (other than the Borrower or any of its Subsidiaries) or otherwise require consent from any other party thereunder (other than the Borrower or any of its Subsidiaries or Affiliates) pursuant to the terms of any such permit, license or agreement (in each case of this clause (a), other than to the extent that any such term would be rendered ineffective pursuant to the Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or any other Applicable Law (including the Bankruptcy Code) or principles of equity), (b) property owned by any Grantor that is subject to a purchase money Lien or a capital lease permitted pursuant to clauses (k) or (l) of the definition of “Permitted Liens” in the Credit Agreement if the agreement pursuant to which such Lien is granted (or in the document providing for such capital lease) prohibits or requires the consent of any Person other than a Grantor and its Affiliates (which has not been obtained) as a condition to the creation of any other Lien on such property (to the extent of such prohibition or consent requirement, and so long as such prohibition or consent requirement was not added to circumvent such property from being deemed or included as Collateral hereunder or under any other Loan Documents), (c) any “intent to use” trademark applications unless and until a statement of use or amendment to allege use is filed and accepted by the U.S. Patent and Trademark Office or any other filing is made or circumstances otherwise change so that the interests of the applicable Grantor in such trademarks is no longer on an “intent-to-use” basis, at which time such trademarks shall automatically be subject to the security interest granted by such Grantor to Agent hereunder, (d) any Excluded Accounts (and the cash therein that meet the requirements to be included (and be part of) such Excluded Accounts), (e) 35% of the Stock of any Excluded Domestic Subsidiary or Excluded Foreign Subsidiary, (f) any assets or other property with respect to which the burden or cost of providing a pledge or security (including any material adverse tax consequences) is materially excessive in relation to the benefit afforded thereby to the Secured Parties (as reasonably determined by Agent in consultation with Borrower), (g) [reserved], (h) [reserved], (i) [reserved], (j) [reserved], and (k) any asset of any Subsidiary acquired by the Borrower or any Subsidiary that, at the time of the relevant acquisition, is encumbered by a Permitted Lien to secure Permitted Indebtedness pursuant to clause (i) of the definition thereof to the extent (and for so long as) the documentation governing the applicable Indebtedness prohibits such asset from being pledged to secure the Obligations and the relevant prohibition was not implemented in contemplation of the applicable acquisition; provided, however, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

“Existing Collateral” has the meaning set forth in Section 8.24(b) hereof.

“Fraudulent Transfer Laws” has the meaning set forth in Section 2.6 hereof.

“Grantor” has the meaning set forth in the preamble of this Agreement.

“Guarantor Obligations” means, collectively, with respect to each Guarantor, all Obligations and other Liabilities of each Guarantor to Agent and the other Secured Parties under the Loan Documents and all other Obligations.

“Guarantors” means Aerie Distribution, each Subsidiary of Borrower (other than any Excluded Subsidiary), any other Person who becomes a party to this Agreement pursuant to Section 8.15 and any other Person that is a “Guarantor” (as defined in the Credit Agreement).

“Identified Claims” means the commercial tort claims described on Schedule 7, as such schedule shall be supplemented from time to time in accordance with the terms and conditions of this Agreement.

“Issuers” means the collective reference to each issuer of Pledged Collateral and Pledged Investment Property.

“Paid in Full” or “Payment in Full” (or words of similar context, whether lowercase or capitalized) means (a) all Secured Obligations have been repaid in full in cash and have been fully performed, (b) all other Obligations (other than contingent claims for indemnification to the extent no claim giving rise thereto has been asserted) under the Credit Agreement and the other Loan Documents have been completely discharged, and (c) all commitments of Lenders (including Subsequent Disbursement Commitments), if any, to extend credit under the Loan Documents have been terminated or have expired.

“Pledged Collateral” means, collectively, the Pledged Equity and the Pledged Debt Instruments.

“Pledged Debt Instruments” means all right, title and interest of any Grantor in instruments evidencing any Indebtedness owed to such Grantor or other obligations owed to such Grantor, including all Indebtedness described on Schedule 1 and in any Perfection Certificate, issued by the obligors named therein. Pledged Debt Instruments excludes any Excluded Property.

“Pledged Equity” means collectively, all Pledged Interests and Pledged Stock.

“Pledged Interests” shall mean, with respect to each limited liability company, partnership or other organization listed on Schedule 1, the Stock in such limited liability company, partnership or other organization owned by a Grantor and listed on Schedule 1, and the certificates, if any, representing such interests and any interest of such Grantor, as applicable, on the books and records of such limited liability company, partnership or other organization or on the books and records of any securities intermediary pertaining to such interests and the Stock of any other Person whose Stock is at any time hereafter issued or granted to, or held by any Grantor, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests. Pledged Interests excludes any Excluded Property.

“Pledged Investment Property” means the collective reference to (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC and (b) all “financial assets” as such term is defined in Section 8-102(a)(9) of the UCC, other than any Pledged Equity or Pledged Debt Instruments. Pledged Investment Property excludes any Excluded Property.

“Pledged Stock” shall mean, with respect to each corporation listed on Schedule 1, the Stock of such corporation owned by a Grantor and listed on Schedule 1, and the certificates, if any, representing such shares and any interest of such Grantor, as applicable, in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares and the Stock of any other Person whose Stock is at any time hereafter issued to or granted to or held by any Grantor, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares. Pledged Stock excludes any Excluded Property.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include all dividends or other income from the Pledged Investment Property, collections thereon or distributions or payments with respect thereto.

“Public Equity Securities” means equity securities of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

“Receivable” means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an instrument or chattel paper and whether or not it has been earned by performance (including any accounts).

“Secured Obligations” means, collectively, the Borrower Obligations and Guarantor Obligations.

SECTION 2 GUARANTY.

2.1 Guaranty.

(a) To induce Lenders to make the Loans and each other Secured Party to make credit available to or for the benefit of one or more Grantors and for the applicable Secured Parties to enter into the Loan Documents, each of the Guarantors hereby, jointly and severally, absolutely, unconditionally and irrevocably, as a primary obligor and not only a surety, guarantees to Agent and the other Secured Parties and their respective successors and permitted assigns, the prompt and complete payment and performance by Borrower, each Guarantor, each Grantor and each other Loan Party, as applicable, of the Secured Obligations when due (whether at the stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise).

(b) The guaranty contained in this Section 2 is a guaranty of payment and not of collection and shall remain in full force and effect until all of the Secured Obligations shall have been Paid in Full.

(c) No payment made by Borrower, any of the Guarantors, any other guarantor, any other Grantor, any other Loan Party or any other Person, or received or collected by Agent or the other Secured Parties from Borrower, any of the Guarantors, any other guarantor, any other Grantor, any other Loan Party or any other Person, as applicable, by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the Liability of any Guarantor hereunder which Guarantor shall, notwithstanding any such payment (other than, subject to Section 8.18, any payment in cash received or collected from such Guarantor in respect of the Secured Obligations), remain liable for the Secured Obligations until the Secured Obligations are Paid in Full.

2.2 Postponement of Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by Agent or any other Secured Party, no Guarantor shall be entitled to enforce or otherwise exercise any rights of subrogation with respect to any of the rights of Agent or any other Secured Party against Borrower or any Guarantor, any other Grantor or any other Loan Party or any collateral security or guaranty or right of offset held by Agent or any other Secured Party for the payment of the Secured Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from Borrower, any Guarantor, any other Grantor or any other Loan Party in respect of payments made by such Guarantor hereunder, until all of the Secured Obligations are Paid in Full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Secured Obligations shall not have been Paid in Full, such amount shall be held by such Guarantor in trust for Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to Agent (for the benefit of the Secured Parties) in the exact form received by such Guarantor (duly indorsed by such Guarantor to Agent, if required by Agent or the Required Lenders), to be applied against the Secured Obligations, whether matured or unmatured, in a manner consistent with the provisions of the Credit Agreement.

2.3 Amendments, etc. With Respect to the Secured Obligations.

(a) Each Guarantor shall remain obligated hereunder, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, notwithstanding the fact that: (a) any demand for payment of any of the Secured Obligations made by Agent or any other Secured Party may be rescinded by Agent or such Secured Party and any of the Secured Obligations continued, (b) the Secured Obligations, or the Liability of any other Person upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Agent or any other Secured Party, or (c) any of the Credit Agreement or the other Loan Documents or any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Agent or any other Secured Party may deem advisable from time to time. Neither Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by them as security for the Secured Obligations or for the guaranty contained in this Section 2 or any property subject thereto.

(b) Agent and each other Secured Party may, from time to time, in their reasonable discretion and without notice to or demand upon the Guarantors (or any of them), take any or all of the following actions, without discharging or otherwise affecting the Obligations of any Guarantor hereunder and without incurring any Liability hereunder: (a) receive, take and hold additional Collateral to secure any of the Secured Obligations or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Secured Obligations, (c) extend or renew any of the Secured Obligations for one or more periods (whether or not longer than the original period), alter or exchange any of the Secured Obligations or otherwise modify, amend, supplement or otherwise change any Secured Obligation or any Loan Document (including accelerating or otherwise changing the time of payment), or release or compromise any obligation of any of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Secured Obligations or otherwise in connection with the Loan Documents, (d) release any guaranty or right of offset or their security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any personal property securing any of the Secured Obligations or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such personal property, (e) resort to the undersigned (or any of them) for payment of any of the Secured Obligations when due, whether or not Agent or the other Secured Parties shall have resorted to any personal property securing any of the Secured Obligations or any obligation hereunder or shall have proceeded against any other of the undersigned or any other obligor primarily or secondarily obligated with respect to any of the Secured Obligations, (f) apply to the Secured Obligations any sums by whomever paid or however realized to any Secured Obligation in such order as provided in the Loan Documents, (g) refund at any time any payment received by any Secured Party in respect of any Secured Obligation, (h) sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any Collateral for any Secured Obligation or any other guaranty therefor in any manner, (i) otherwise deal in any manner with Borrower, any other Guarantor, any other Grantor or any other Loan Party, maker or endorser of any Secured Obligation or any part thereof, and/or (j) settle, release, compromise, collect or otherwise liquidate the Secured Obligations.

2.4 Waivers. To the extent permitted by Applicable Law, each Guarantor hereby unconditionally and irrevocably waives any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by Agent or the other Secured Parties upon the guaranty contained in this Section 2 or acceptance of the guaranty contained in this Section 2. The Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guaranty contained in this Section 2, and all dealings between Borrower, any of the Guarantors, any of the other Grantors and any of the other Loan Party on the one hand, and Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guaranty contained in this Section 2. To the extent permitted by Applicable Law, each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on (a) diligence, promptness, presentment, protest, requirements for any demand for payment or performance and protest and notice of protest, requirements for any notice of default, dishonor or nonpayment and all other notices whatsoever to or upon Borrower, any of the Guarantors, any of the other Grantors or any of the other Loan Parties with respect to the Secured Obligations or any part thereof, (b) notice of the existence or creation or non-payment of all or any of the Secured Obligations, (c) all diligence in collection or protection of or realization upon any Secured Obligations or any security for or guaranty of any Secured Obligations, (d) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Secured Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable, and (e) any defense arising by reason of a disability or other defense of Borrower, any Guarantor, any other Grantor or any other Loan Party. No obligation of any Guarantor hereunder shall be discharged other than by the Secured Obligations being Paid in Full. Each Guarantor further waives any right such Guarantor may have under any Applicable Law to require any Secured Party to seek recourse first against Borrower, any other Guarantor, any other Grantor, any other Loan Party or any other Person, or to realize upon any Collateral for any of the Obligations, as a condition precedent to enforcing such Guarantor’s Liability and obligations under this Guaranty.

2.5 Payments. Each Guarantor hereby guaranties that payments hereunder will be paid to Agent and the other Secured Parties without set-off or counterclaim in Dollars in accordance with Section 2.4 of the Credit Agreement.

2.6 Limitation of Guaranty. Any term or provision of this Agreement or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount for which any Guarantor shall be liable hereunder shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Agreement or any other Loan Document, as it relates to such Guarantor, subject to avoidance under Applicable Laws relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of title 11 of the United States Code or any applicable provisions of comparable Applicable Laws) (collectively, “Fraudulent Transfer Laws”). Any analysis of the provisions of this Agreement for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 2.7 and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under this Agreement.

2.7 Contribution. To the extent that any Guarantor shall be required hereunder to pay any portion of any Secured Obligation exceeding the greater of (a) the amount of the value actually received by such Guarantor and its Subsidiaries from the Loans and other Obligations and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Secured Obligations (excluding the amount thereof repaid by the (i) Borrower and (ii) any other Guarantor, any other Grantor and any other Loan Party, in each case of this clause (ii) that is a direct or indirect parent entity of Borrower) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date.

2.8 Guaranty Absolute and Unconditional. Each Guarantor hereby waives and agrees not to assert any defense, whether arising in connection with or in respect of any of the following or otherwise, and hereby agrees that its obligations under this Agreement are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Agreement) to the fullest extent not prohibited by Applicable Law:

(a) the invalidity or unenforceability of any obligation of Borrower, any Guarantor, any other Grantor or any other Loan Party under any Loan Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of, any Secured Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Secured Obligations or any part thereof;

(b) the absence of (i) any attempt to collect any Secured Obligation or any part thereof from Borrower, any Guarantor, any other Grantor or any other Loan Party or other action to enforce the same or (ii) any action to enforce any Loan Document or any Lien thereunder;

(c) the failure by any Person to take any steps to perfect and maintain any Lien on, or to preserve any rights with respect to, any Collateral;

(d) any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against Borrower, any Guarantor, any other Grantor, any other Loan Party or any Loan Party’s Subsidiaries or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Secured Obligation (or any interest thereon) in or as a result of any such proceeding;

(e) any foreclosure, whether or not through judicial sale, and any other sale or other disposition of any Collateral or any election following the occurrence of an Event of Default by any Secured Party to proceed separately against any Collateral in accordance with such Secured Party’s rights under any Applicable Law; or

(f) any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of Borrower, any Guarantor, any other Grantor, any other Loan Party or any Subsidiary of any Loan Party, in each case other than the Secured Obligations being Paid in Full.

2.9 Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of Borrower, each Guarantor, each other Grantor, each other Loan Party and any other guarantor, maker or endorser of any Secured Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Secured Obligation or any part thereof that diligent inquiry would reveal, and each Guarantor hereby agrees that no Secured Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Secured Party shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that such Secured Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

SECTION 3 GRANT OF SECURITY INTEREST.

3.1 Grant. Each Grantor hereby unconditionally and irrevocably mortgages, pledges, assigns, hypothecates and transfers to Agent, for the benefit of the Secured Parties, and hereby grants to Agent, for the benefit of the Secured Parties, a continuing Lien on and security interest in all of its Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations. Notwithstanding the foregoing, no Lien or security interest is hereby granted on any Excluded Property. Each Grantor hereby represents and warrants as of (i) the Agreement Date, (ii) each date a Loan or a Subsequent Disbursement is made under the Credit Agreement or any other date that any credit extension may be made by any Secured Party to any Loan Party under any Loan Document, (iii) each date that this Agreement or the Credit Agreement is amended, restated, consented to, waived or modified (to the extent set forth in any such amendment, restatement, consent, waiver or modification in respect of this Agreement or the Credit Agreement), (iv) each other date set forth in any Loan Document and (v) solely with respect to any new Grantor that joins this Agreement or the Credit Agreement after the Agreement Date, on the date such new Grantor joins this Agreement, that the Excluded Property, when taken as a whole, is not material to the business operations or financial condition of the Grantors, taken as a whole.

SECTION 4 REPRESENTATIONS AND WARRANTIES.

To induce Agent and the other Secured Parties to enter into the Credit Agreement and to induce Lenders to make extensions of credit to Borrower thereunder, each Grantor jointly and severally hereby represents and warrants to Agent and the other Secured Parties that the following are true, correct and complete, in each case to the extent and in the manner set forth herein, on (i) the Agreement Date, (ii) each date a Loan or Subsequent Disbursement is made under the Credit Agreement, (iii) each date that this Agreement or the Credit Agreement is amended, restated, consented to, waived or modified (to the extent set forth in any such amendment, restatement, consent, waiver or modification in respect of this Agreement or the Credit Agreement), (iv) each other date set forth in any Loan Document and (v) solely with respect to any new Grantor that joins this Agreement after the Agreement Date, on the date such new Grantor joins this Agreement:

4.1 Title; No Other Liens. Except for the Lien granted to Agent pursuant to this Agreement and other Permitted Liens, such Grantor owns, or has rights or the power to transfer rights in, each item of the Collateral free and clear of any and all Liens of others. Such Grantor (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificates and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien (other than Permitted Liens). No effective financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except filings evidencing Permitted Liens.

4.2 Perfected Liens. The security interests granted in the Collateral pursuant to this Agreement (a) will constitute valid and continuing perfected security interests in all of the Grantors’ rights in the Collateral in favor of Agent (for the benefit of the Secured Parties) as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof and in accordance with the terms of the Credit Agreement, upon (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, completion of the filings and other actions specified on Schedule 2 (which filings and other documents referred to on Schedule 2 have been delivered to Agent in completed form), (ii) with respect to any Deposit Account, Securities Account or commodity accounts (other than any Excluded Accounts), the execution of Control Agreements, (iii) in the case of all copyrights, trademarks and patents for which UCC filings are insufficient, all appropriate filings having been made with the applicable Intellectual Property registries, including but not limited to the United States Copyright Office or the United States Patent and Trademark Office, as applicable, (iv) in the case of letter-of-credit rights that are not supporting obligations of Collateral, the execution of a contractual obligation granting control to Agent over such letter-of-credit rights, and (v) in the case of electronic chattel paper, the completion of all steps necessary to grant control to Agent over such electronic chattel paper; and (b) shall be prior to all other Liens on the Collateral except for Permitted Liens having priority over Agent’s Lien by operation of law upon (i) in the case of all Pledged Collateral and Pledged Investment Property, the delivery thereof to Agent (for the benefit of the Secured Parties) of such Pledged Collateral and Pledged Investment Property consisting of instruments and certificates, in each case properly endorsed for transfer to Agent (for the benefit of the Secured Parties) or in blank, (ii) in the case of all Pledged Investment Property not in certificated form and deposit accounts, the execution of Control Agreements with respect to such Pledged Investment Property and deposit accounts, and (iii) in the case of all other instruments and tangible chattel paper that are not Pledged Collateral or Pledged Investment Property, the delivery thereof to Agent (for the benefit of the Secured Parties) of such instruments and tangible chattel paper. Except as set forth in this Section 4.2 or as otherwise provided in the Credit Agreement, all actions by each Grantor necessary or otherwise requested by Agent to perfect the Liens granted hereunder on the Collateral have been duly taken.

4.3 Grantor Information. On the Agreement Date, Schedule 3 sets forth (a) each Grantor’s and each Guarantor’s jurisdiction of organization, (b) the location of each Grantor’s and each Guarantor’s chief executive office, (c) each Grantor’s and each Guarantor’s exact legal name as it appears on its organizational documents and (d) each Grantor’s organizational identification number (to the extent a Grantor or Guarantor is organized in a jurisdiction which assigns such numbers) and federal employer identification number.

4.4 Collateral Locations. On the Agreement Date, Schedule 4 sets forth (a) each place of business of each Grantor and each Guarantor (including its chief executive office), (b) all locations where all inventory and equipment with a book value in excess of $250,000 owned by each Grantor is kept (other than inventory or equipment that is otherwise in transit or out for repair, refurbishment or processing in the ordinary course of business or otherwise disposed of in a transaction permitted by the Credit Agreement), (c) all locations where each Grantor’s books and records concerning the Collateral are kept and (d) whether each such Collateral location and place of business (including each Grantor’s chief executive office) is owned or leased (and if leased, specifies the complete name and notice address of each lessor) or otherwise occupied (and if otherwise occupied, describes the nature of such occupation). On the Agreement Date, no Collateral (other than inventory or equipment that is otherwise in transit or out for repair, refurbishment or processing in the ordinary course of business or otherwise disposed of in a transaction permitted by the Credit Agreement) with a book value greater than $250,000 is located outside the United States or in the possession of any lessor, bailee, warehouseman or consignee, except as indicated on Schedule 4.

4.5 Certain Property. None of the Collateral constitutes, or is the Proceeds of, (a) farm products, (b) as-extracted collateral, (c) timber to be cut or (d) vessels, aircraft or any other personal property subject to any certificate of title or other registration statute of the United States, any State or other jurisdiction, except for motor vehicles owned by the Grantors and used by employees of the Grantors in the ordinary course of business.

4.6 Pledged Collateral and Pledged Investment Property.

(a) The Pledged Collateral pledged by each Grantor hereunder is listed on Schedule 1 or the most recently delivered Perfection Certificate and, with respect to the Pledged Equity, constitutes all the issued and outstanding equity interests of each Issuer owned by such Grantor as set forth on Schedule 1 or the most recently delivered Perfection Certificate.

(b) All of the Pledged Equity has been duly authorized and validly issued and, in the case of shares of capital stock and membership interests, is fully paid and nonassessable.

(c) Each of the Pledged Equity, Pledged Debt Instruments and Pledged Investment Property constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms (except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity).

(d) Schedule 1A or the most recently delivered Perfection Certificate lists all Pledged Investment Property owned by each Grantor with a value, in the aggregate when taken together with all other Pledged Investment Property, greater than $100,000. Each Grantor is the record and beneficial owner of, and has good and valid title to, the Pledged Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except Permitted Liens.

(e) All Pledged Collateral (other than uncertificated Pledged Equity) and all Pledged Investment Property consisting of instruments and certificates has been delivered to Agent (for the benefit of the Secured Parties) in accordance with Section 5.1 hereof to the extent required thereby.

(f) Upon the occurrence and during the continuance of an Event of Default, Agent and the Required Lenders shall be entitled to exercise all of the rights of each Grantor granting the security interest in any Pledged Equity, and a transferee or assignee of such Pledged Equity shall become a holder of such Pledged Equity to the same extent as such Grantor and be entitled to participate in the management of the Issuer of such Pledged Equity and, upon the transfer of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Equity.

4.7 Receivables.

(a) No material amount payable to a Grantor under or in connection with any account is evidenced by any instrument or chattel paper which, to the extent required hereunder, has not been delivered to Agent (for the benefit of the Secured Parties), properly endorsed for transfer.

(b) No obligor on any Receivable is a Governmental Authority.

4.8 Intellectual Property. As of the Agreement Date Schedule 5 lists all Intellectual Property that is registered or issued or is the subject of an application to register or have issued and owned by each Grantor on the date hereof, including for each of the foregoing items (a) the owner, (b) the title, (c) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed and (d) as applicable, the registration or application number and registration or application date.

4.9 Deposit Accounts and Other Accounts. Schedule 6 lists all banks, other financial institutions, securities intermediaries and commodity intermediaries at which any Grantor maintains Deposit Accounts, Securities Accounts and commodity accounts as of the Agreement Date, and such Schedule 6 correctly identifies the name, address and any other relevant contact information reasonably requested by Agent with respect to each bank, financial institution, securities intermediary and commodity intermediary, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

4.10 Credit Agreement. Each Grantor and each Guarantor makes each of the representations and warranties made by Borrower in Section 3.1 of the Credit Agreement to the extent applicable to it on the date such Grantor or Guarantor becomes a party hereto (which representations and warranties shall be deemed to be made and re-made (i) the Agreement Date, (ii) each date a Loan or a Subsequent Disbursement is made under the Credit Agreement or any other date that any credit extension may be made by any Secured Party to any Loan Party under any Loan Document, (iii) each date that this Agreement or the Credit Agreement is amended, restated, consented to, waived or modified (to the extent set forth in any such amendment, restatement, consent, waiver or modification in respect of this Agreement or the Credit Agreement), (iv) each other date set forth in any Loan Document and (v) solely with respect to any new Grantor that joins this Agreement or the Credit Agreement after the Agreement Date, on the date such new Grantor joins this Agreement). Such representations and warranties shall be incorporated herein by this reference as if fully set forth herein.

4.11 Commercial Tort Claims. The only commercial tort claims of any Grantor with a value of equal to or greater than $100,000, individually or $400,000 in aggregate existing on the Agreement Date are those listed on Schedule 7, which sets forth such information separately for each Grantor.

4.12 Enforcement. No material permit, notice to or filing with any Governmental Authority or any other Person or any material consent from any Person is required for the exercise by Agent or any other Secured Party of its rights (including voting rights) provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement, including the transfer of any Collateral, except (i) as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally, (ii) permits or consents which have been obtained and notices or filings which have been made, and (iii) any requirements set forth in any assignment of claims act and laws.

SECTION 5 COVENANTS.

Each Grantor covenants to, and agrees with Agent and the other Secured Parties that, from and after the date of this Agreement until the Secured Obligations shall have been Paid in Full:

5.1 Delivery of Instruments, Certificated Securities and Chattel Paper.

(a) Such Grantor shall (i) deliver to Agent, in suitable form for transfer and in form and substance reasonably satisfactory to Agent, (A) all certificated Pledged Equity, (B) all Pledged Debt Instruments and (C) all certificates and instruments evidencing Pledged Investment Property and (ii) to the extent required by Section 5.1(l) of the Credit Agreement, maintain all other Pledged Investment Property in an account that is subject to a Control Agreement.

(b) If any amount in excess of $250,000 in the aggregate payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an instrument or tangible chattel paper other than such instrument delivered in accordance with this Section 5.1 and in the possession of Agent, such Grantor shall notify Agent, and upon the written request of Agent, mark all such instruments and tangible chattel paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Deerfield Private Design Fund III, L.P., as Agent” and, at the written request of Agent, shall promptly deliver such instrument or tangible chattel paper to Agent (for the benefit of the Secured Parties), duly indorsed in a manner reasonably satisfactory to Agent.

(c) Such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any Pledged Collateral or Pledged Investment Property to any Person other than Agent.

(d) If such Grantor is or becomes the beneficiary of a letter of credit that is (i) not a supporting obligation of any Collateral and (ii) in excess of $250,000 in the aggregate, such Grantor shall promptly, and in any event within fifteen (15) days after becoming a beneficiary, notify Agent thereof and shall use commercially reasonable efforts to enter into a contractual obligation with Agent, the issuer of such letter of credit or any nominated person with respect to the letter-of-credit rights under such letter of credit. Such contractual obligation shall assign such letter-of-credit rights to Agent and such assignment shall be sufficient to grant control for the purposes of Section 9-107 of the UCC (or any similar section under any equivalent UCC). Such contractual obligation shall also direct all payments thereunder to an account subject to a Control Agreement. The provisions of the contractual obligation shall be in form and substance reasonably satisfactory to Agent.

(e) If any amount in excess of $250,000 in the aggregate payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by electronic chattel paper, such Grantor shall take all commercially reasonable steps necessary to grant Agent control of all such electronic chattel paper for the purposes of Section 9-105 of the UCC (or any similar section under any equivalent UCC) and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(f) In the event that an Event of Default shall have occurred and be continuing, upon the request of Agent, any instrument, certificated security or chattel paper not theretofore delivered to Agent and at such time being held by such Grantor shall be promptly (and, in any event, within five (5) Business Days) delivered to Agent (for the benefit of the Secured Parties), duly indorsed in a manner satisfactory to Agent, to be held as Collateral pursuant to this Agreement and in the case of electronic chattel paper, such Grantor shall cause Agent to have control thereof within the meaning set forth in Section 9-105 of the UCC. In the event that an Event of Default shall have occurred and be continuing, Agent shall have the right, at any time in its discretion and without notice to any Grantor, to (i) transfer to or to register in its name or in the name of its nominees any Pledged Collateral or any Pledged Investment Property and (ii) exchange any certificate or instrument representing or evidencing any Pledged Collateral or any Pledged Investment Property for certificates or instruments of smaller or larger denominations.

5.2 Maintenance of Perfected Security Interest; Further Documentation.

(a) Such Grantor shall maintain the security interests created by this Agreement as perfected security interests (to the extent such security interests can be perfected by the filing of UCC financing statements (and, with respect to commercial tort claims, to the extent any commercial tort claims are sufficiently identified herein)) having at least the priority described in Section 4.2 hereof, and shall take all actions to defend such security interests against the claims and demands of all Persons whomsoever.

(b) Such Grantor will furnish to Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as Agent may reasonably request, all in reasonable detail in form and substance reasonably satisfactory to Agent.

(c) At any time and from time to time, upon the written request of Agent, and at the Grantors’ sole expense, such Grantor will, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as Agent may reasonably request, including (i) filing or authorizing the filing of any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby; (ii) in the case of Pledged Collateral, Pledged Investment Property and any other relevant Collateral, taking any such requested actions necessary to enable Agent (on behalf of the Secured Parties) to obtain “control” (within the meaning of the applicable UCC) with respect to such Pledged Collateral, Pledged Investment Property and other Collateral to the extent required to be pledged hereunder; (iii) if requested by Agent in respect of motor vehicles with a fair market value in excess of $2,000,000 in the aggregate, delivering, to the extent permitted by Applicable Law, any original motor vehicle certificates of title received by such Grantor from the applicable secretary of state or other Governmental Authority after information reflecting Agent’s security interest has been recorded in such motor vehicles to the extent required to be pledged thereunder; (iv) using commercially reasonable efforts (or, with respect to where an Affiliate of a Grantor is the other party or a counterparty to any transaction, all efforts) to secure all approvals necessary or appropriate for the assignment to or the benefit of Agent of any contractual obligation held by such Grantor (including with respect to Permitted Transactions) and to enforce the security interests hereunder; (v) subject to Section 5.1(l) of the Credit Agreement, executing and delivering any Control Agreements with respect to Deposit Accounts, Securities Accounts and commodity accounts (other than Excluded Accounts); and (vi) to ensure that a Lien and security interest is granted on any of the Excluded Property set forth in clause (b) of the definition of “Excluded Property”, use commercially reasonable efforts to obtain any required consents from any Person.

(d) Such Grantor shall not use or permit any Collateral to be used unlawfully or in violation of any provision of any Loan Document, any Applicable Law or any policy of insurance covering the Collateral, if such unlawful use or violation would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

5.3 Changes in Locations, Name, etc. Such Grantor shall not, except upon 10 Business Days’ prior written notice to Agent (or such lesser notice as Agent may agree to in writing in its sole discretion) and delivery to Agent of (a) all additional financing statements and other documents reasonably requested by Agent as to the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 4 showing any additional location at which inventory or equipment with a fair market value in excess of $250,000 shall be kept (other than inventory or equipment that is otherwise in transit or out for repair, refurbishment or processing in the ordinary course of business or otherwise disposed of in a transaction permitted by the Credit Agreement):

(i) permit any of the inventory or equipment with a fair market value greater than $250,000 in the aggregate to be kept at a location subject to the possession or control of any warehouse, consignee, bailee, or any of the Grantors’ agents or processors other than those listed on Schedule 4, other than the inventory or equipment that is otherwise in transit or out for repair, refurbishment or processing in the ordinary course of business or otherwise disposed of in a transaction permitted by the Credit Agreement;

(ii) change its jurisdiction of organization or the location of its chief executive office from that specified on Schedule 3 or in any subsequent notice delivered pursuant to this Section 5.3; or

(iii) change its name, organizational identification number (if any), identity or corporate structure.

5.4 Notices. Such Grantor will advise Agent in writing promptly, in reasonable detail, of:

(a) any Lien (other than Permitted Liens) on any of the Collateral;

(b) the occurrence of any other event which would reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereby;

(c) its acquisition of any interest hereafter in Collateral of a type where a security interest or Lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation to have a perfected security interest in such Collateral.

5.5 Pledged Investment Property and Pledged Collateral.

(a) If such Grantor shall become entitled to receive or shall receive any certificate, option or rights in respect of the Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any of the Pledged Equity, or otherwise in respect thereof, such Stock shall be Pledged Equity (to the extent consistent with the percentage of such Grantor’s Stock in such Issuer pledged hereunder, as set forth on Schedule 1 or the most recently delivered Perfection Certificate) and such Grantor shall accept the same as the agent of Agent, hold the same in trust for Agent (for the benefit of the Secured Parties) and deliver the same forthwith to Agent (for the benefit of the Secured Parties) in the exact form received, duly indorsed by such Grantor to Agent (for the benefit of the Secured Parties), if required by Agent, together with an undated instrument of transfer covering such certificate duly executed in blank by such Grantor and with, if Agents so requests, signature guarantied, to be held by Agent (for the benefit of the Secured Parties), subject to the terms hereof, as additional Collateral for the Secured Obligations.

(b) Upon the occurrence and during the continuance of an Event of Default and the request of Agent, (i) any sums paid upon or in respect of the Pledged Collateral or Pledged Investment Property upon the liquidation or dissolution of any Issuer shall be paid immediately over to Agent (for the benefit of the Secured Parties) to be held by it hereunder as additional Collateral for the Secured Obligations, and (ii) in case any distribution of capital shall be made on or in respect of the Pledged Collateral, or any property shall be distributed upon or with respect to the Pledged Collateral, pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed, shall be immediately delivered to Agent (for the benefit of the Secured Parties) to be held by it hereunder as additional Collateral for the Secured Obligations. Upon the occurrence and during the continuance of an Event of Default, if any sums of money or property so paid or distributed in respect of the Pledged Investment Property shall be received by a Grantor, such Grantor shall, until such money or property is paid or delivered to Agent and the other Secured Parties, hold such money or property in trust for Agent (for the benefit of the Secured Parties), segregated from other funds of such Grantor, as additional Collateral for the Secured Obligations.

(c) Without the prior written consent of Agent, each Grantor will not (i) vote to enable, or take any other action, to permit any Issuer to issue any Stock of any nature or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any Stock of any nature of any Issuer, except, in each case, as permitted by the Credit Agreement, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Investment Property or Proceeds thereof (except pursuant to a transaction permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Investment Property or Proceeds thereof, or any interest therein, except for Permitted Liens, or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or Agent to sell, assign or transfer any of the Pledged Investment Property or Proceeds thereof, except with respect to Permitted Liens and any such action which is not prohibited by the Credit Agreement.

(d) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Equity issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify Agent promptly in writing of the occurrence of any of the events described in Sections 5.5(a) and 5.5(b) hereof with respect to the Pledged Equity issued by it and (iii) the terms of Sections 6.3(c) and 6.7 hereof shall apply to such Grantor with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 hereof regarding the Pledged Equity issued by it.

5.6 Receivables. Other than in the ordinary course of business consistent with its past practice or with respect to amounts which are not material to such Grantor, such Grantor will not (a) grant any extension of the time of payment of any Receivable, (b) compromise or settle any Receivable for less than the full amount thereof, (c) release, wholly or partially, any Person liable for the payment of any Receivable, (d) allow any credit or discount whatsoever on any Receivable or (e) amend, supplement or modify any Receivable in any manner that would reasonably be expected to materially adversely affect the value thereof.

5.7 Intellectual Property. Except as expressly permitted by the Credit Agreement:

(a) Such Grantor (either itself or through licensees) will (i) continue to use each trademark (owned by such Grantor), in order to maintain such trademark in full force and effect free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such trademark, (iii) use such trademark with the appropriate notice of registration and all other notices and legends required by Applicable Law, and (iv) not (and not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby such trademark (or any goodwill associated therewith) may become destroyed, harmed, invalidated or impaired in any way.

(b) Each Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any patent owned by such Grantor may become unenforceable, invalidated, forfeited, abandoned or dedicated to the public.

(c) Each Grantor (either itself or through licensees) (i) will employ each copyright owned by such Grantor and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby such copyrights may become invalidated or otherwise impaired, and (iii) will not (either itself or through licensees) do any act whereby any such copyrights may fall into the public domain.

(d) Each Grantor (either itself or through licensees) will not (and will not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any trade secret may become unenforceable under any Applicable Law, except to the extent the failure to act could not reasonably be expected to materially adversely affect the business of such Grantor.

(e) Such Grantor (either itself or through licensees) will not do any act that uses or practices any Intellectual Property in a manner that would infringe, misappropriate, dilute, violate or otherwise impair, violate or infringe the intellectual property rights of any other Person (except that it will not be a breach of this covenant if such Grantor infringes, violates or impairs any patent rights of any other Person and such Grantor neither knowingly nor intentionally infringed such rights, and such infringement, violation or impairment does not have a material adverse effect on the business, financial condition, operations or assets of the Grantors or of such Grantors’ Subsidiaries and does not materially adversely affect the ability of the Grantors to perform their respective obligations under the Loan Documents.

(f) Such Grantor will notify Agent promptly if it knows, or has reason to know, that any application or registration relating to any Intellectual Property has been challenged or may become unenforceable, invalidated, forfeited, abandoned or dedicated to the public, or of any determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country but excluding standard communications in the ordinary course of prosecution that are not material or adverse to the business of such Grantor or any other Grantor, such as office actions and the like) regarding such Grantor’s ownership of, or the validity of, any Intellectual Property or such Grantor’s right to register the same or to own and maintain the same, in each case, except with respect to Intellectual Property that such Grantor has no obligation to maintain, or may otherwise abandon, under this Agreement or the Credit Agreement to the extent such Intellectual Property is not material or such abandonment is not adverse to the business of such Grantor or any other Grantor.

(g) Whenever a Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with (or acquire any Intellectual Property that has been applied for registration with or is registered with) the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall promptly, but in any event within fifteen Business Days thereof, report such filing to Agent. Upon the request of Agent, within fifteen Business Days, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as Agent may request to evidence Agent’s security interest in any Intellectual Property, including any copyright, patent or trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(h) Such Grantor will take all actions that are necessary or reasonably requested by Agent to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation of all Intellectual Property owned by it.

(i) In the event that any Intellectual Property is infringed upon or misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) promptly notify Agent after it learns thereof.

5.8 Deposit Accounts / Securities Accounts. Subject to Section 5.1(m) of the Credit Agreement, such Grantor shall deposit all of its cash and Cash Equivalents in Securities Accounts or Deposit Accounts that are subject to Control Agreements. Such Grantor shall not have any commodity contract or commodity account unless it is subject to a Control Agreement. On and after the date hereof, no Grantor shall open any Deposit Account, Securities Account, commodity or similar account unless such Grantor shall have given to Agent ten (10) Business Days’ prior written notice (or such lesser notice as Agent may agree to in its sole discretion) of its intention to open any such new account. With respect to each such account, upon request of Agent, such Grantor shall, and shall cause the depository institution or, securities or commodities intermediary at which such account is to be opened, to enter into a Control Agreement. The provisions of this Section 5.8(a) requiring Control Agreements shall not apply to any Deposit Account, Securities Account or commodities account of a Grantor that is an Excluded Account.

5.9 Other Matters.

(a) Each Grantor authorizes Agent and its Affiliates, directors, partners, officers, employees, agents, counsel and advisors to, at any time and from time to time, file or record financing statements, continuation statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral in such forms and in such offices as Agent reasonably determines appropriate to perfect, or continue or maintain perfection of, the security interests of Agent under this Agreement, and such statements, amendments, documents, and instruments may describe the Collateral covered thereby as “all assets of the debtor” of each Grantor, or words of similar effect and may contain any other information required pursuant to the UCC for the sufficiency of filing office acceptance of any financing statement, continuation statement or amendment, and each Grantor agrees to furnish any such information to Agent promptly upon request. Any such financing statement, continuation statement or amendment may be signed by Agent on behalf of any Grantor and may be filed at any time in any jurisdiction. A copy of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Such Grantor also hereby ratifies its authorization for Agent to have filed any initial financing statement or amendment thereto under the UCC (or other similar laws) in effect in any jurisdiction if filed prior to the date hereof. To the extent permitted by law, each Grantor hereby (i) waives any right under the UCC or any other Applicable Law to receive notice and/or copies of any filed or recorded financing statements, amendments thereto, continuations thereof or termination statements and (ii) releases and excuses each Secured Party from any obligation under the UCC or any other Applicable Law to provide notice or a copy of any such filed or recorded documents. As this Agreement constitutes an amendment and restatement of the Existing Guaranty and Security Agreement, the parties to this Agreement do hereby acknowledge and agree that those financing statements currently on record naming the applicable Grantors as “Debtor” and Agent as “Secured Party” shall continue in full force and effect (as amended, if applicable) and shall continue to perfect the security interests and Liens granted under the Existing Guaranty and Security Agreement and reaffirmed, ratified and re-granted under this Agreement; provided that the foregoing shall not in any way curtail or otherwise impair Agent’s ability to file additional financing statements, continuation statements or amendments in connection herewith.

(b) Each Grantor shall, at any time and from time and to time, take such steps as Agent or the other Secured Parties may reasonably request for Agent to insure the continued perfection, protection and priority of Agent’s security interest in any of the Collateral and of the preservation of its rights therein.

(c) If any Grantor shall at any time, acquire (x) a commercial tort claim in which the claimed amount or potential recovery exceeds $100,000 individually or (y) commercial tort claims in which the claimed amounts or potential recovery exceeds $400,000 in the aggregate, such Grantor shall promptly notify Agent thereof in writing and supplement Schedule 7, therein providing a reasonable description and summary thereof, and upon delivery thereof to Agent, such Grantor shall be deemed to thereby grant to Agent (and such Grantor hereby grants to Agent) a Lien in and to such commercial tort claim and all proceeds thereof, all upon the terms of and governed by this Agreement, and such Grantor shall execute and deliver to Agent, in each case in form and substance reasonably satisfactory to Agent, any document, and take all other action, deemed by Agent to be reasonably necessary or appropriate for Agent to obtain, for the benefit of the Secured Parties, a perfected, first priority security interest in all such commercial tort claims. Any supplement to Schedule 7 delivered pursuant to this Section 5.9(c) shall, after the receipt thereof by Agent, become part of Schedule 7 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

5.10 Credit Agreement. Each of the Grantors covenants that it will, and, if necessary, will cause or enable Borrower and each of its Subsidiaries to, fully comply with each of the covenants and other agreements set forth in the Credit Agreement and the other Loan Documents.

5.11 Agent May Purchase Insurance. If a Grantor at any time or times hereafter shall fail to obtain, maintain or provide to Agent evidence of any of the policies of insurance or other items required under Section 5.1(f) of the Credit Agreement or to pay any premium relating thereto, then Agent, without waiving or releasing any obligation or default by such Grantor hereunder or thereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Agent deems advisable . Such insurance, if obtained by Agent, may, but need not, protect such Grantor’s interests or pay any claim made by or against such Grantor with respect to the Collateral. Such insurance may be more expensive than the cost of insurance such Grantor may be able to obtain on its own and may be cancelled only upon such Grantor providing evidence that it has obtained the insurance as required above. All sums disbursed by Agent in connection with any such actions shall constitute Secured Obligations payable upon demand.

SECTION 6 REMEDIAL PROVISIONS.

6.1 Certain Matters Relating to Receivables.

(a) At any time and from time to time after the occurrence and during the continuance of an Event of Default, Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as Agent may reasonably require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon request of Agent and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to Agent to furnish to Agent reports showing reconciliations, agings and test verifications of, and trial balances for, the Receivables.

(b) Until the occurrence or the continuance of an Event of Default, Agent and the other Secured Parties hereby authorize each Grantor to collect such Grantor’s Receivables. Agent may curtail, stop or terminate such authority at any time after the occurrence and during the continuance of an Event of Default. If requested by Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to Agent (for the benefit of the Secured Parties) and upon notice to such Grantor, in a collateral account maintained under the sole dominion and control of Agent, subject to withdrawal by Agent as provided in Section 6.4 hereof, and (ii) until so turned over, shall be held by such Grantor in trust for Agent (for the benefit of the Secured Parties), segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At any time and from time to time after the occurrence and during the continuance of an Event of Default, at the request of Agent, each Grantor shall deliver to Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including all original orders, invoices and shipping receipts and notify account debtors that the accounts or general intangibles that are Collateral have been collaterally assigned to Agent and that payments in respect thereof shall be made directly to Agent.

(d) Each Grantor hereby irrevocably authorizes and empowers Agent, in Agent’s sole discretion, at any time after the occurrence and during the continuance of an Event of Default, without notice to such Grantor: (i) to limit or terminate the ability of a Grantor to collect its Receivables or any thereof; (ii) to assert, either directly or on behalf of such Grantor, any claim such Grantor may from time to time have against account debtors and to otherwise enforce such Grantor’s rights against such account debtors; and (iii) to receive and collect any and all damages, awards and other monies resulting therefrom and to apply the same to the Secured Obligations in such order as Agent may determine in its discretion.

6.2 Communications with Obligors; Grantors Remain Liable.

(a) Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables or other account debtors to verify with them to Agent’s satisfaction the existence, amount and terms of any Receivables or other account or amounts due under any general intangible that is Collateral.

(b) Upon the request of Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to Agent and that payments in respect thereof shall be made directly to Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable in respect of each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or Liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of any Loan Document or the receipt by Agent or any other Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3 Pledged Investment Property and Pledged Collateral.

(a) Unless an Event of Default shall have occurred and be continuing, such Grantor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Collateral and all payments made in respect of the Pledged Investment Property, to the extent permitted in the Credit Agreement, and to exercise all voting and other rights with respect to the Pledged Collateral and Pledged Investment Property; provided, that no vote shall be cast or other right exercised or action taken which could reasonably be expected to materially impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b) If an Event of Default shall occur and be continuing, (i) Agent shall have the right to receive any and all cash dividends and distributions, payments or other Proceeds paid in respect of the Pledged Collateral and Pledged Investment Property and make application thereof to the Secured Obligations in such order as Agent may determine in its discretion, (ii) Agent shall have the right to cause any or all of the Pledged Collateral and Pledged Investment Property to be registered in the name of Agent or its nominee and (iii) Agent or its nominee may exercise (x) all voting, consent, corporate and other rights pertaining to such Pledged Collateral and Pledged Investment Property at any meeting of shareholders, partners or members, as the case may be, of the relevant Issuer or Issuers or otherwise (or by written consent), and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Collateral and Pledged Investment Property as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Collateral and Pledged Investment Property upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other structure of any Issuer, or upon the exercise by any Grantor or Agent of any right, privilege or option pertaining to such Pledged Collateral and Pledged Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Pledged Collateral and Pledged Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Agent may determine), all without Liability except to account for property actually received by it, but Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby expressly and irrevocably authorizes and instructs, without any further instructions from such Grantor, each Issuer of the Pledged Collateral and Pledged Investment Property pledged by such Grantor hereunder to, after the occurrence and during the continuance of an Event of Default, (i) comply with any instruction received by it from Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) pay any dividends, distributions or other payments with respect to the Pledged Collateral and Pledged Investment Property directly to Agent.

(d) In order to permit Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) after the occurrence and during the continuance of an Event of Default, each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Agent all such proxies, dividend payment orders and other instruments as Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and the Pledged Investment Property and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral or the Pledged Investment Property, as applicable, would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral or Pledged Investment Property on the record books of the Issuer thereof) by any other Person (including the Issuer of such Pledged Collateral or Pledged Investment Property, as applicable, or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the Secured Obligations being Paid in Full.

6.4 Proceeds to be Turned Over to Agent. In addition to the rights of Agent specified in Section 6.1 hereof with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other cash equivalent items shall be held by such Grantor in trust for Agent (for the benefit of the Secured Parties), segregated from other funds of such Grantor, and shall, upon written request of Agent, forthwith upon receipt by such Grantor, be turned over to Agent in the exact form received by such Grantor (duly indorsed by such Grantor to Agent, if required). All Proceeds received by Agent hereunder shall be held by Agent in a collateral account maintained under its sole dominion and control. All Proceeds, while held by Agent (for the benefit of the Secured Parties) in any collateral account (or by such Grantor in trust for Agent (for the benefit of the Secured Parties)) established pursuant hereto, shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.5 hereof.

6.5 Application of Proceeds. Agent may apply all or any part of Proceeds from the sale of, or other realization upon, all or any part of the Collateral (after deducting all attorneys’ and other fees and costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of Agent and any other Secured Party hereunder) in payment of the Secured Obligations in such order as Agent shall determine in its discretion, and may pay any other amount required by any Applicable Law. Any part of such funds which Agent elects not so to apply or pay and deem not required as collateral security for the Secured Obligations shall be paid over from time to time by Agent to the applicable Grantor or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Secured Obligations shall have been Paid in Full shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive the same.

6.6 UCC and Other Remedies. If an Event of Default shall occur and be continuing, Agent may exercise, in addition to all other rights and remedies granted to Agent or any of the other Secured Parties in this Agreement, the other Loan Documents and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other Applicable Law. Without limiting the generality of the foregoing, Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses (other than the defense that the Secured Obligations have been Paid in Full), advertisements and notices are hereby waived), may in such circumstances (individually or through its Affiliates or their respective agents, representatives, consultants, advisors or attorneys) (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first (A) obtaining a final judgment or (B) giving any Grantor or any other Person notice or opportunity for a hearing on Agent’s claim or action, (ii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or (iii) forthwith sell, convey, transfer, lease, assign, give options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of Agent or elsewhere upon such terms and conditions as Agent may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery with assumption of any credit risk. Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at Agent’s request, to assemble the Collateral and make it available to Agent at places which Agent shall reasonably select, whether at such Grantor’s premises or elsewhere in connection with the exercise of Agent’s remedies hereunder. Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Agent hereunder, to the payment in whole or in part of the Secured Obligations, in such order as Agent may elect in its discretion, and, only after such application and after the payment by Agent of any other amount required by any provision of Applicable Law, need Agent account for the surplus, if any, to any Grantor. Each Grantor waives all claims, damages and demands such Grantor may acquire against Agent or any other Secured Party arising out of the exercise by Agent or any other Secured Party of any rights hereunder. If any notice of a proposed sale, transfer or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) calendar days before such sale, transfer or other disposition.

6.7 Private Sale.

(a) Each Grantor recognizes that Agent may be unable to effect a public sale of any or all the Pledged Collateral and Pledged Investment Property, by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise, or may otherwise determine that a public sale is impracticable, not desirable or not commercially reasonable, and, accordingly, and may resort to one or more private sales thereof to a restricted group of purchasers that will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Agent shall be under no obligation to delay a sale of any of the Pledged Collateral or Pledged Investment Property for the period of time necessary to permit the Issuer thereof to register such securities or other interests for public sale under the Securities Act, or under applicable state or foreign securities laws, even if such Issuer would agree to do so.

(b) Each Grantor agrees to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral and Pledged Investment Property pursuant to this Section 6.7 and Section 6.11 hereof valid and binding and in compliance with Applicable Law. Each Grantor further agrees that a breach of any of the covenants contained herein will cause irreparable injury to Agent and the other Secured Parties, that Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant and agreement contained herein shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants and agreements. Until all of the Secured Obligations are Paid in Full (and subject to any reinstatement pursuant to Section 8.18), each Grantor postpones until such date any and all rights of contribution or subrogation upon the sale or Disposition of all or any portion of the Pledged Collateral and Pledged Investment Property by Agent.

6.8 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other Disposition of any Collateral are insufficient to cause the Secured Obligations to be Paid in Full, including the payment in full in cash of the fees and disbursements of any attorneys employed by Agent or any other Secured Party to collect such deficiency.

6.9 Licenses. For the purpose of enabling Agent (for the benefit of the Secured Parties) to exercise rights and remedies under this Agreement (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral) (in each case, for the avoidance of doubt, pursuant to the terms and subject to the limitations in this Agreement), each Grantor hereby grants to Agent, for the benefit of the Secured Parties, in addition to the other grants, rights and remedies available to Agent and the Secured Parties under the Loan Documents, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor, but only exercisable after the occurrence and during the continuance of an Event of Default) including in such license the right to use, practice, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, subject to, in the case of trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such trademarks.

6.10 [Reserved].

6.11 [Reserved].

6.12 Management of the Collateral. Each Grantor further agrees, that, upon the occurrence and during the continuance of any Event of Default and to the fullest extent not prohibited by Applicable Law, (i) Agent has the right to require that each Grantor store and keep any Collateral pending further action by Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (ii) until Agent is able to sell, assign, convey or transfer any Collateral, Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by Agent and (iii) Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Agent’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. Agent shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of Agent.

6.13 Direct Obligation. Neither Agent nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor, any other Loan Party or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of Agent and any other Secured Party under any Loan Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Applicable Law. Each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Agent or any other Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder.

6.14 Commercially Reasonable. To the extent that any Applicable Law impose duties on Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for Agent to do any of the following:

(a) fail to incur significant costs, expenses or other Liabilities reasonably deemed as such by Agent to prepare any Collateral for Disposition or otherwise to complete raw material or work in process into finished goods or other finished products for Disposition;

(b) fail to obtain permits, or other consents, for access to any Collateral to sell or for the collection or sale of any Collateral, or, if not required by other Applicable Law, fail to obtain permits, Authorizations or other consents for the collection or Disposition of any Collateral;

(c) fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

(d) advertise Dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature, or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;

(e) exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the Disposition of any Collateral, whether or not such Collateral is of a specialized nature, or, to the extent deemed appropriate by Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or Disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to Dispose of any Collateral;

(f) Dispose of assets in wholesale rather than retail markets;

(g) disclaim Disposition warranties, such as title, possession or quiet enjoyment; or

(h) purchase insurance or credit enhancements to insure Agent against risks of loss, collection or Disposition of any Collateral or to provide to Agent a guaranteed return from the collection or Disposition of any Collateral.

Each Grantor acknowledges that the purpose of this Section 6.14 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by any Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 6.14. Without limitation upon the foregoing, nothing contained in this Section 6.14 shall be construed to grant any rights to any Grantor or to impose any duties on Agent or any other Secured Party that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 6.14.

SECTION 7 AGENT.

7.1 Agent’s Appointment as Attorney-in-Fact.

(a) Each Grantor hereby irrevocably constitutes and appoints Agent and any Affiliates, directors, partners, officers, employees, agents, counsel and advisors thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of the Loan Documents, to, upon the occurrence and during the continuance of an Event of Default, take any appropriate action and to execute any document, agreement or instrument that may be necessary or desirable to accomplish the purposes of the Loan Documents, and, without limiting the generality of the foregoing, each Grantor hereby gives Agent and its Affiliates, directors, partners, officers, employees, agents, counsel and advisors the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following when an Event of Default has occurred and is continuing:

(i) in the name of such Grantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible that is Collateral or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Agent for the purpose of collecting any such moneys due under any account or general intangible that is Collateral or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property owned by and, in the case of copyrights, exclusively licensed to such Grantor, execute, deliver and have recorded any document, agreement or instrument that Agent may request in accordance with this Agreement to evidence, effect, publicize or record Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or pay any insurance called for by the terms of the Credit Agreement (including all or any part of the premiums therefor and the costs thereof);

(iv) execute and deliver, in connection with any sale provided for in Section 6.7 or Section 6.11 hereof, any document, agreement or instrument to effect or otherwise necessary or appropriate in relation to evidence the sale of any Collateral; or

(v) (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to Agent or as Agent shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes that are related to Collateral and, in connection therewith, give such discharges or releases as Agent may deem appropriate, (G) assign any Intellectual Property owned by any Grantor or any Intellectual Property licenses of any Grantor where such Grantor is the licensor thereunder throughout the world on such terms and conditions and in such manner as Agent shall in its sole discretion determine, including the execution and filing of any document, agreement or instrument necessary to effectuate or record such assignment and (H) generally, sell, assign, convey, transfer or grant a Lien on, make any contractual obligation with respect to and otherwise deal with, any Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes and do, at Agent’s option, at any time or from time to time, all acts and things that Agent deems necessary to protect, preserve or realize upon any Collateral and the Secured Parties’ security interests therein and to effect the intent of the Loan Documents, all as fully and effectively as such Grantor might do; or

(vi) If any Grantor fails to perform or comply with any contractual obligation contained herein, then during the existence of an Event of Default, Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such contractual obligation.

(b) The costs and expenses (including attorneys’ fees) of Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with, during the existence of an Event of Default as set forth in Section 2.8 of the Credit Agreement, interest thereon at a rate set forth in Section 2.8 of the Credit Agreement, from the date of payment by Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to Agent on written demand by Agent to Borrower.

(c) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of, and in accordance with, this Section 7.1. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released by Agent in writing.

7.2 Authority of Agent. Each Grantor acknowledges that the rights and responsibilities of Agent under this Agreement with respect to any action taken by Agent or the exercise or non-exercise by Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between Agent and any Grantor, Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation or entitlement to make any inquiry respecting such authority.

7.3 Duty; Obligations and Liabilities.

(a) Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as Agent deals with similar property for its own account. The powers conferred on Agent hereunder are solely to protect Agent’s interest in the Collateral and shall not impose any duty upon Agent to exercise any such powers. Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Affiliates, directors, partners, officers, employees, agents, counsel or advisors shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct, in each case, as determined by a court of competent jurisdiction in a final non-appealable order. In addition, Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee.

(b) No Secured Party and no Affiliates, directors, partners, officers, employees, agents, counsel or advisors thereof shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise Dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on Agent hereunder shall not impose any duty upon any other Secured Party to exercise any such powers. The other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable order.

SECTION 8 MISCELLANEOUS.

8.1 Amendments in Writing. The provisions of this Agreement may be waived, modified, supplemented or amended only by an instrument in writing signed by the authorized officer of each party hereto; provided, however, that annexes and schedules, as applicable, to this Agreement may be supplemented or modified (but no existing provisions may be modified and no Collateral may be released, except with respect to the removal of items on the schedules in connection with a sale or other Disposition of Collateral, a release of a Guarantor or a merger or acquisition, in each case, as expressly permitted under the Credit Agreement) as set forth in Section 5 hereof and Section 8.15 hereof. Notwithstanding anything to the contrary in the first sentence of this Section 8.1, any time period for performance under this Agreement may be extended, at any time, by Agent in its sole discretion.

8.2 Notices. All notices, requests and demands to or upon Agent or any Guarantor or Grantor hereunder shall be addressed to such party and effected in the manner provided for in Section 6.1 of the Credit Agreement, and each Guarantor and Grantor hereby appoints Borrower as its agent to receive notices hereunder.

8.3 Indemnification by Grantors. Each Grantor and each Guarantor agrees to jointly and severally indemnify, pay, and hold Agent, the other Secured Parties and the Secured Parties’ Affiliates and their respective partners, counsel, advisors, officers, directors, employees, agents, and attorneys harmless against Liabilities and Losses to the extent set forth in Section 6.11 of the Credit Agreement, the terms of which are incorporated herein by reference as though set forth fully herein. The provisions in this Section 8.3 shall survive repayment of all Secured Obligations (and all commitments of Lenders (including Subsequent Disbursement Commitments), if any, to extend credit under the Loan Documents have been fully terminated or have fully expired), any foreclosure under, or any modification, release or discharge of, any or all of the Collateral, and termination of this Agreement.

8.4 Enforcement Expenses.

(a) Each Grantor and each Guarantor agrees, on a joint and several basis, to pay or reimburse on demand Agent and the other Secured Parties for all costs and expenses (including attorneys’ fees) incurred in collecting against any Guarantor under the guaranty contained in Section 2 or otherwise enforcing or preserving any rights against any Grantor under this Agreement or any of the other Loan Documents.

(b) Each Grantor and each Guarantor agrees to pay, and to save and hold Agent and the other Secured Parties harmless from, any and all Liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) The agreements in this Section 8.4 shall survive repayment of all Secured Obligations (and all commitments of Lenders, if any, to extend credit that would constitute Secured Obligations (including Subsequent Disbursement Commitments) have been fully terminated or have fully expired), any foreclosure under, or any modification, release or discharge of, any or all of the Collateral, and termination of this Agreement.

8.5 Nature of Remedies. All Secured Obligations of each Grantor and rights of Agent and the other Secured Parties expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by Applicable Law. No failure to exercise and no delay in exercising, on the part of any Secured Party, any right, remedy, power or privilege hereunder or under any other Loan Document, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

8.6 Counterparts; Effectiveness. This Agreement may be executed in several counterparts, and by each Party on separate counterparts, each of which and any photocopies, facsimile copies and other electronic methods of transmission thereof shall be deemed an original, but all of which together shall constitute one and the same agreement.

8.7 Severability. If any provision of this Agreement or any of the other Loan Documents shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

8.8 Entire Agreement. This Agreement (together with the other Loan Documents) contains the entire understanding of the parties hereto with respect to the matters covered hereby and supersedes any and all other written and oral communications, negotiations, commitments and writings with respect thereto. All Exhibits, Schedules and Annexes referred to herein are incorporated in this Agreement by reference and constitute a part of this Agreement. If any provision contained in this Agreement conflicts with any provision of the Credit Agreement, then with regard to such conflicting provisions, the Credit Agreement shall govern and control.

8.9 Successors; Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns except that Grantors and Guarantors may not assign their rights or obligations hereunder without the written consent of Agent and any such purported assignment without such written consent shall be absolutely void ab initio.

8.10 Governing Law; Venue; Jurisdiction; Service of Process; Waiver of Jury Trial. The terms of Section 6.4 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

8.11 [Reserved].

8.12 [Reserved].

8.13 Set-off. Each Grantor agrees that Agent and the other Secured Parties have all rights of set-off and bankers’ lien provided by Applicable Law, and in addition thereto, each Grantor agrees that at any time any Event of Default exists, Agent and the other Secured Parties may apply to the payment of any Secured Obligations in such order as Agent or the other Secured Parties, as applicable, may determine in Agent’s sole discretion, whether or not then due, any and all balances, credits, deposits, accounts or moneys of such Grantor then or thereafter with the Secured Parties. The rights under this Section 8.13 are in addition to any other rights and remedies (including other rights of setoff) that any Secured Party or any of its Affiliates may have.

8.14 Acknowledgements. Each Grantor and each Guarantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) Neither Agent nor any other Secured Party have any fiduciary relationship with or duty to any Grantor or Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors and Guarantors, on the one hand, and Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Grantors, Guarantors and the Secured Parties.

8.15 Additional Grantors/Guarantors. The Grantors shall cause each Subsidiary of Borrower required to become a Loan Party pursuant to and in accordance with Section 5.1(l) of the Credit Agreement, within the time periods specified in Section 5.1(l) of the Credit Agreement, to guaranty Borrower’s, the other Guarantors’, the other Grantors’ and the other Loan Parties’ performance of the Secured Obligations and grant to Agent, for the benefit of the Secured Parties, a security interest in all property of such Person (to the extent such personal property would constitute Collateral) to secure its performance and obligations under the Credit Agreement and the other Loan Documents (to the extent a party thereto) and Borrower’s, each Guarantor’s, the other Grantors’ and the other Loan Parties’ performance of the Secured Obligations by becoming a party to this Agreement. Upon the execution and delivery by any such Subsidiary of an instrument, agreement or document substantially in the form of Annex I hereto, such Subsidiary shall become a Grantor and Guarantor hereunder with the same force and effect as if such Subsidiary was originally named as a party hereto. The execution and delivery of any such instrument, agreement or document shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party hereto.

8.16 Releases.

(a) Subject to Section 8.18, at such time as the Secured Obligations have been Paid in Full, the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all guarantees and obligations (other than those expressly stated to survive such termination) of Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the reasonable written request and sole expense of any Grantor following any such termination, Agent shall promptly deliver to the Grantors any Collateral held by Agent hereunder, and execute and deliver to the Grantors such documents (including authorization to file UCC termination statements) as the Grantors shall reasonably request in writing to evidence such termination.

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of in a permanent manner by any Grantor in a transaction permitted by the Credit Agreement (in each case, other than to any Grantor), then Agent, at the reasonable written request and sole expense of Grantors, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the reasonable written request and sole expense of Borrower and the other Loan Parties, a Grantor shall be released from its obligations hereunder in the event that all the Stock of such Grantor shall be sold, transferred or otherwise disposed of in a permanent manner in a transaction permitted by the Credit Agreement (in each case, other than to any Grantor); provided that Borrower shall have delivered to Agent, with reasonable written notice prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and estimated expenses in connection therewith, together with a certification by Borrower and the other Loan Parties stating that such transaction is in compliance with (and is permitted by) the Credit Agreement and the other Loan Documents.

8.17 Obligations and Liens Absolute and Unconditional. Each Grantor and each Guarantor understands and agrees that the obligations of each Grantor under this Agreement shall be construed as continuing, absolute and unconditional without regard to (a) the validity or enforceability of any Loan Document, any of the Secured Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense that the Secured Obligations have been Paid in Full) which may at any time be available to or be asserted by any Grantor, Guarantor or any other Person against Agent or any other Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Grantor or Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Grantor or Guarantor for the Secured Obligations, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor or Guarantor, Agent and the other Secured Parties may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as they may have against any other Grantor or Guarantor or any other Person or against any collateral security or guaranty for the Secured Obligations or any right of offset with respect thereto, and any failure by Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any other Grantor or Guarantor or any other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of any other Grantor or Guarantor or any other Person or any such collateral security, guaranty or right of offset, shall not relieve any Grantor or Guarantor of any obligation or Liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Agent or any other Secured Party against any Grantor or Guarantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

8.18 Reinstatement. Each Grantor and Guarantor agrees that, if any payment made by any Loan Party or other Person and applied to the Secured Obligations or the Guarantor Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to such Loan Party, its estate, trustee, receiver or any other Person, including any Grantor or Guarantor, under any applicable bankruptcy law, state or federal law, common law or equitable cause or otherwise, then, to the extent such payment or repayment is annulled, avoided, set aside, rescinded, invalidated, refunded, repaid or returned, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, (a) any Lien or other Collateral securing such Grantor’s or Guarantor’s liability hereunder shall have been released or terminated by virtue of the foregoing or (b) any provision of the guaranty hereunder shall have been terminated, cancelled or surrendered in connection with the foregoing payment, such Lien, other Collateral, guaranty or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor or Guarantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment or guaranty or other provision.

8.19 Independent Obligations. The obligations of each Grantor and each Guarantor hereunder are independent of and separate from the Secured Obligations and the Guarantor Obligations. During the continuance of any Event of Default, Agent may, at its sole election, proceed directly and at once, without notice, against any Grantor, any Guarantor and any Collateral to collect and recover the full amount of any Secured Obligation or Guarantor Obligation then due, without first proceeding against any other Grantor, any Guarantor, any other Loan Party or any other Collateral, assets or property or any guaranty and without first joining any other Grantor, any other Guarantor or any other Loan Party in any proceeding.

8.20 No Waiver by Course of Conduct. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1 hereof and Section 6.6((b) of the Credit Agreement), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder or any other Loan Document shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder or any other Loan Document shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder or any other Loan Document on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.

8.21 Remedies Cumulative. The rights and remedies provided in this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law or at equity.

8.22 Perfection Thresholds. Notwithstanding anything to the contrary herein, any Dollar thresholds that apply with respect to any Collateral before delivery actions or other actions are required to be taken by any Grantor under this Agreement shall be inapplicable (and no such Dollar threshold shall exist) during any period when an Event of Default has occurred and is continuing.

8.23 Interpretation. Notwithstanding anything to the contrary in this Agreement, any reference to “most recently delivered Perfection Certificate” (or words of similar import) shall mean a Perfection Certificate delivered to the Agent and the Lenders in accordance with Section 5.1(i) of the Credit Agreement.

8.24 Amendment and Restatement; Continuation of Obligations and Liens; No Novation.

(a) This Agreement does not extinguish the outstanding obligations of the Grantors evidenced by the Existing Guaranty and Security Agreement or discharge or release any Lien or security interest or any other security under the Existing Loan Documents or the Loan Documents, all of which obligations, Liens, security interests and security continue under this Agreement and the other Loan Documents (in each case, as expanded, increased and enlarged hereby, as applicable). Nothing herein contained shall be construed as a substitution or novation of the original obligations or other obligations (including any “Guarantor Obligations” or “Secured Obligations”) under the Existing Guaranty and Security Agreement, which shall remain in full force and effect, except as amended hereby and by the other Loan Documents, and shall continue at all times under this Agreement, as amended hereby and thereby.

(b) All of the security interests, Liens and collateral (including the “Collateral” (as defined therein, the “Existing Collateral”)) granted under the Existing Guaranty and Security Agreement are hereby reaffirmed, ratified and confirmed in all respects and all parties hereto agree that such security interests, Liens and collateral (including the Existing Collateral) continue under this Agreement.

(c) Each Grantor acknowledges and confirms that, as of the Agreement Date, it has no defense, set off, claim or counterclaim arising on or prior to the Agreement Date against any of the Secured Parties with regard to the indebtedness, liabilities and obligations created under the Existing Guaranty and Security Agreement and the Liens and security interests granted pursuant to the Existing Loan Documents to secure the indebtedness, liabilities and obligations (including the “Guarantor Obligations”, the “Secured Obligations” and the “Obligations,” as applicable) of the Grantors to the Secured Parties under the Existing Guaranty and Security Agreement, as amended and restated hereby, and that the term “Obligations” as used in the Loan Documents (or any other term used therein to describe or refer to the indebtedness, liabilities and obligations of the Grantors to the Secured Parties) includes, without limitation, the indebtedness, liabilities and obligations (including the Guarantor Obligations and the Secured Obligations) of the Guarantors and the Grantors under this Agreement, as the same further may be amended, modified, supplemented and/or restated from time to time. The Loan Documents and all agreements, instruments and documents executed or delivered in connection with any of the foregoing shall each be deemed to be amended to the extent necessary to give effect to the provisions of this Section 8.24. From and after the date hereof, all references in the Loan Documents to the “Guaranty and Security Agreement” shall be deemed to refer to this Agreement.    From and after the date hereof, all references in the Loan Documents to (i) a “Guarantor” or the “Guarantors” shall be deemed to refer to the defined terms “Guarantor” or the “Guarantors” (as applicable) under this Agreement, (ii) the “Guarantor Obligations” shall be deemed to refer to the defined term “Guarantor Obligations” under this Agreement and (iii) the “Secured Obligations” shall be deemed to refer to the defined term “Secured Obligations” under this Agreement. Cross-references in the Loan Documents to particular section numbers in the Existing Guaranty and Security Agreement shall be deemed to be cross-references to the corresponding sections, as applicable, of this Agreement.

(d) The provisions of Sections 6.26, 6.27 and 6.28 of the Credit Agreement are incorporated herein mutatis mutandis.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

GRANTORS AND GUARANTORS:	AERIE PHARMACEUTICALS, INC.,
a Delaware corporation, as Grantor and Guarantor

	By:	/s/ Richard Rubino
	Name:	Richard Rubino
	Title:	Chief Financial Officer, Secretary and Treasurer

AERIE DISTRIBUTION, INC.,
A Delaware corporation, as Grantor and Guarantor

	By:	/s/ Alison Green Floyd
	Name:	Alison Green Floyd
	Title:	Vice President, Secretary and Treasurer

[Signature Page to Amended and Restated Guaranty and Security Agreement]

AGENT:	DEERFIELD PRIVATE DESIGN FUND III, L.P.

	By:	Deerfield Mgmt III, L.P., its General Partner

	By:	J.E. Flynn Capital LLC, its General Partner

	By:	/s/ David J. Clark
	Name:	David J. Clark
	Title:	Authorized Signatory

[Signature Page to Amended and Restated Guaranty and Security Agreement]

SCHEDULE 1

PLEDGED EQUITY AND PLEDGED DEBT INSTRUMENTS

SCHEDULE 1A

PLEDGED INVESTMENT PROPERTY

None.

SCHEDULE 2

FILINGS AND PERFECTION

Grantor	Filing Office
Aerie Pharmaceuticals, Inc.	Delaware Secretary of State
Aerie Distribution, Inc.	Delaware Secretary of State

SCHEDULE 3

GRANTOR INFORMATION

GRANTOR (exact legal name)	STATE/COUNTRY OF ORGANIZATION	FEDERAL EMPLOYER IDENTIFICATION NUMBER	CHIEF EXECUTIVE OFFICE	ORGANIZATIONAL IDENTIFICATION NUMBER
Aerie Pharmaceuticals, Inc.	Delaware, USA	20-3109565	4301 Emperor Boulevard, Suite 400 Durham, North Carolina 27703	3989270

Aerie Distribution, Inc.	Delaware, USA	81-4767270	4301 Emperor Boulevard, Suite 400 Durham, North Carolina 27703	6258106

SCHEDULE 4

PLACES OF BUSINESS / LOCATION OF COLLATERAL

Grantor	Location	Specify Whether Location Has (i) Inventory and/or Equipment, (ii) Books and Records, or (iii) Both	Interest	Lessor
Aerie Pharmaceuticals, Inc. and Aerie Distribution, Inc.	4301 Emperor Boulevard, Suite 400 Durham, North Carolina 27703	Both	Leased	Durham Exchange Place, LLC

Aerie Pharmaceuticals, Inc.	2030 Main Street, Suite 1400 Irvine, CA 92614	Both	Leased	Third Avenue Investments, LLC

Aerie Pharmaceuticals, Inc.	550 Hills Drive, Third Floor Bedminster, NJ 07921	Both	Leased	S/K Bed One Associates LLC

SCHEDULE 5

INTELLECTUAL PROPERTY

Type of Intellectual Property (patent, trademark, Internet domain name, copyright, etc.)	Owner	Title	Jurisdiction	Registration or Application Number	Registration or Application Date

SCHEDULE 6

ACCOUNTS

SCHEDULE 7

COMMERCIAL TORT CLAIMS

None.

ANNEX I

FORM OF JOINDER TO GUARANTY AND SECURITY AGREEMENT

This JOINDER AGREEMENT (this “Agreement”) dated as of [                ], 20[        ] is executed by the undersigned (each, a “New Grantor”) in favor of Deerfield Private Design Fund III, L.P., as Agent, for the benefit of the Secured Parties in connection with that certain Amended and Restated Guaranty and Security Agreement dated as of May 2, 2019 by and among Agent and the Guarantors and Grantors party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”). Capitalized terms not otherwise defined herein are being used herein as defined in the Guaranty and Security Agreement, or if not defined therein, in the Credit Agreement (as defined therein).

Each New Grantor is required to execute this Agreement pursuant to Section 8.15 of the Guaranty and Security Agreement.

In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each New Grantor hereby agrees as follows:

1. Each New Grantor assumes all the obligations of a Grantor and a Guarantor under the Guaranty and Security Agreement and agrees that such New Grantor is a Grantor and a Guarantor and bound as a Grantor and a Guarantor under the terms of the Guaranty and Security Agreement, as if it had been an original signatory to the Guaranty and Security Agreement. In furtherance of the foregoing, such New Grantor hereby unconditionally and irrevocably mortgages, pledges, assigns, hypothecates and transfers to Agent, for the benefit of the Secured Parties, and grants to Agent, for the benefit of the Secured Parties, a continuing Lien on and security interest in all of its right, title and interest in and to all of the Collateral owned by such New Grantor to secure the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.

2. Schedules 1, 1A, 2, 3, 4, 5, 6 and 7 of the Guaranty and Security Agreement are hereby amended to add the information relating to each New Grantor set out on Schedules 1, 1A, 2, 3, 4, 5, 6 and 7 respectively, hereof. Each New Grantor hereby makes to Agent and the other Secured Parties the representations and warranties set forth in the Guaranty and Security Agreement applicable to such New Grantor and the applicable Collateral and confirms that such representations and warranties are true and correct in all material respects (without duplication of any materiality qualifier) as of the date hereof after giving effect to such amendment to such Schedules (and without giving effect to any specific earlier date).

3. In furtherance of its obligations under Section 5.2 of the Guaranty and Security Agreement, each New Grantor agrees to deliver to Agent appropriately complete UCC financing statements naming such New Grantor as debtor and Agent as secured party, and describing its Collateral and such other documentation as Agent (or its successors or assigns) may require to evidence, protect and perfect the Liens created by the Guaranty and Security Agreement, as modified hereby. Each New Grantor acknowledges the authorizations given to Agent and the other Secured Parties under Section 5.9 of the Guaranty and Security Agreement and otherwise.

4. Each New Grantor’s address for notices under the Guaranty and Security Agreement shall be the address of Borrower set forth in Section 6.1 the Credit Agreement and each New Grantor hereby appoints Borrower as its agent to receive notices hereunder and under the other Loan Documents.

ANNEX 1 - 1

5. Agent acknowledges that upon the effectiveness of this Agreement, each New Grantor shall have the rights, responsibilities, liabilities and obligations of a Grantor and Guarantor under the Guaranty and Security Agreement.

6. This Agreement is a Loan Document. This Agreement shall be deemed to be part of, and a modification to, the Guaranty and Security Agreement and shall be governed by all the terms and provisions of the Guaranty and Security Agreement, with respect to the modifications intended to be made to the Guaranty and Security Agreement, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of each New Grantor enforceable against such Person. Each New Grantor hereby waives notice of Agent’s acceptance of this Agreement. Each such New Grantor will deliver an executed original of this Agreement to Agent. This Agreement may be executed in several counterparts, and by each party hereto on separate counterparts, each of which and any photocopies, facsimile copies and other electronic methods of transmission thereof shall be deemed an original, but all of which together shall constitute one and the same agreement.

7. The provisions of Sections 8.10, 8.11 and 8.12 of the Guaranty and Security Agreement shall apply hereto mutatis mutandis.

[remainder of page intentionally left blank]

ANNEX 1 - 2

IN WITNESS WHEREOF, each New Grantor has caused this Agreement to be duly executed and delivered as of the date first above written.

[add signature block for each New Grantor]

[ ], a [ ], as a New Grantor

By:
Name:

Acknowledged and agreed to as of the date first above written:

AGENT:

DEERFIELD PRIVATE DESIGN FUND III, L.P.

By:
Name:
Title:

ANNEX 1 - 3